Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employers Holdings, Inc. Equity and Incentive Plan of our report dated March 26, 2007 with respect to the consolidated financial statements of Employers Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                                                                                    /s/ Ernst & Young LLP

Los Angeles, California

April 10, 2007